EX23.1 - Consent of Expert

William Lumley
208 - 708 8th Ave.
New Westminster, B.C.
V3M 2R3

(604)  715-4182

Board of Directors
Cougar Holdings
10655 NE 4th Street, Suite 400
Bellevue, WA  98004

CONSENT of William Lumley, B.Sc. (Honors Geology)

I consent to the use of my report dated February 21, 2002 on the WCT1 Claim, the WC1 Claim and the WC2 Claim, all within the Vernon Mining District, British Columbia, Canada and the inclusion of my name under the heading "Experts" in the Form SB-2/A Amendment No. 1 Registration Statement filed by Cougar Holdings Inc. with the Securities and Exchange Commission.

/s/ William E. Lumley

WILLIAM LUMLEY, B. Sc.

William Lumley
Vancouver, B.C.

June 22, 2004